                                                                  EXHIBIT 10.9

                       MASTER EQUIPMENT LEASE AGREEMENT



                                  DATED AS OF


                               FEBRUARY 11, 1997


                                    BETWEEN


                        FINOVA TECHNOLOGY FINANCE, INC.
                                   (LESSOR)


                                      AND



                           POWER INTEGRATIONS, INC.
                                   (LESSEE)

                               TABLE OF CONTENTS
                               -----------------


SECTION                                                                PAGE
-------                                                                ----
 1.  Agreement for Lease of Equipment........................................  1

 2.  Delivery and Acceptance of Equipment....................................  1

 3.  Disclaimer of Warranties................................................  2

 4.  Primary Term............................................................  2

 5.  Rent....................................................................  2

 6.  Lessee's Representations and Warranties.................................  3

 7.  Identification Marks....................................................  4

 8.  Fees and Taxes..........................................................  5

 9.   General Indemnity......................................................  5

10.  Use of Equipment; Location; Liens.......................................  6

11.  Maintenance and Repairs; Additions to Equipment.........................  6

12.  Loss, Damage or Destruction of Equipment................................  7

13.  Reports; Inspections....................................................  8

14.  Confidentiality.........................................................  8

15.  Insurance...............................................................  8

16.  Return of Equipment.....................................................  9

17.  Lessor's Ownership; Equipment To Be and Remain Personal Property........ 10

18.  Other Covenants......................................................... 11

19.  Events of Default....................................................... 12

20.  Assignment and Transfer by Lessor....................................... 14

21.  Recording and Filing; Expenses.......................................... 15

22.  Option to Renew......................................................... 15

23.  Quiet Enjoyment......................................................... 16

24.  Failure or Indulgence Not Waiver;
     Additional Rights of Lessor............................................. 16

25.  Sublease................................................................ 16

26.  Commitment Fee.......................................................... 16

27.  Lessee Purchase Option During Lease Term................................ 16

28.  Purchase and Sale Options of Lessor and Lessee.......................... 17

29.  Notices................................................................. 17

30.  Entire Agreement; Severability; Amendment or
     Cancellation of Lease................................................... 17

31.  Waiver of Jury.......................................................... 17

32.  Restriction of Limitation Periods and Damages........................... 17

33.  Governing Law; Consent to Jurisdictio and Service....................... 17

34.  Lessor's  Right to Perform for Lessee................................... 19

35.  Agreement for Lease Only................................................ 19

36.  Binding Effect.......................................................... 19

37.  General................................................................. 19

38.  Definitions............................................................. 19



                       MASTER EQUIPMENT LEASE AGREEMENT
                       --------------------------------


     MASTER EQUIPMENT LEASE AGREEMENT dated as of February 11, 1997, between POWER INTEGRATIONS, INC. (hereinafter called "Lessee"), a California corporation that has its executive office and principal place of business at 477 North Mathilda Avenue, Sunnyvale, California 94086 and FINOVA TECHNOLOGY FINANCE, INC. (hereinafter called "Lessor"), a Delaware corporation with its principal place of business at 10 Waterside Drive, Farmington, Connecticut 06032-3065.

     In consideration of the mutual covenants hereinafter contained, Lessee and Lessor agree as follows:

     1.  Agreement for Lease of Equipment.  Lessor shall lease to Lessee and
         --------------------------------
Lessee shall lease from Lessor, upon the terms and conditions specified in this Master Lease and the applicable Rental Schedule, the Equipment as described in the applicable Rental Schedule including Schedule A of such Rental Schedule and this Master Lease. Each Rental Schedule shall incorporate the terms of this Master Lease and shall constitute a separate lease (the term "this Lease" shall refer collectively to the applicable Rental Schedule and this Master Lease). Only the signed copy of each Rental Schedule and not this Master Lease shall constitute chattel paper the possession of which can perfect a security interest. In the event of a conflict between the provisions of this Master Lease and the provisions of any Rental Schedule, the provisions of the Rental Schedule shall prevail.

     2.  Delivery and Acceptance of Equipment.  (a) Lessor and Lessee agree that
         ------------------------------------
the vendor of the Equipment to Lessor or, as to any Equipment to be sold by Lessee to Lessor and leased back, the vendor of the Equipment to Lessee (in either case, the "Vendor") will be responsible to deliver the Equipment to Lessee at the location specified in the applicable Rental Schedule. Such delivery shall be delivery of the Equipment by Lessor to Lessee under this Lease unless such Equipment is to be sold by Lessee to Lessor and leased back. Provided that no Event of Default has occurred, no event which with the passage of time or giving of notice would be an Event of Default has occurred, and is continuing, and the conditions set forth in the next following paragraph have been met and the Equipment is not to be sold by Lessee to Lessor and leased back, Lessor hereby authorizes Lessee, acting as Lessor's agent, to accept for Lessor, and in Lessor's name, the Equipment from the Vendor upon delivery pursuant to the purchase contract for the Equipment. Such acceptance shall be acceptance of the Equipment by Lessee under this Lease. Nevertheless, if within 20 days after Lessee has received delivery of an item of the Equipment, Lessee has not given Lessor written notice of a defect therein and Lessor has not notified Lessee not to accept the Equipment, Lessee shall be deemed to have (a) acknowledged receipt of such item of the Equipment in good condition and repair and (b) accepted such item of the Equipment under this Lease. Lessee agrees to confirm any acceptance of the Equipment by Lessee by executing a Certificate of Inspection and Acceptance and providing the same to Lessor in accordance with the notice provision hereof on or about the Lease Commencement Date, but no later than the date for payment to the Vendor.

     (b) Conditions precedent to every progress payment and Lease Term Commencement are that (i) no payment shall be past due to Lessor or any assign of Lessor from Lessee or any Guarantor (as hereinafter defined), whether as a lessee, a guarantor or in some other capacity; (ii) Lessee shall be in compliance with the provisions of this Lease; (iii) all documentation then required by Lessor's counsel shall have been received by Lessor; (iv) a default shall not then exist under any agreement for borrowed monies or any finance lease to which Lessee is a party or by which Lessee or the property of Lessee is bound which would permit the lender or lessor, as applicable, to accelerate payment of the obligations thereunder; and (v) there shall not have been any material adverse change or threatened material adverse change in the financial or other condition, business, operations, properties or assets of Lessee, since December 31, 1996, or from the written information that has been supplied to Lessor as of January 29, 1997 by Lessee.

     3.  Disclaimer of Warranties.  LESSEE ACKNOWLEDGES THAT IT HAS SELECTED
         ------------------------
BOTH THE EQUIPMENT AND EVERY MANUFACTURER AND OTHER VENDOR OF THE EQUIPMENT, THAT LESSEE HAS NOT RELIED UPON LESSOR FOR SUCH SELECTION AND THAT LESSEE HAS A COPY OF THE PURCHASE CONTRACT(S) FOR LESSOR'S PURCHASE OF THE EQUIPMENT. LESSOR
                                                                          ------
HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR
------------                                      ---------------------
WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR USE,
--------  ----------------------------------------------------------------
FITNESS FOR A PARTICULAR PURPOSE OR TITLE OF THE EQUIPMENT (OR ANY PART THEREOF)
--------------------------------------------------------------------------------
OR AS TO COMPLIANCE WITH SPECIFICATIONS, COMPLIANCE WITH GOVERNMENTAL REGULATIONS, QUALITY, SELECTION, INSTALLATION, SUITABILITY, PERFORMANCE, CONDITION, DESIGN, ABSENCE OF DEFECTS, OPERATION, OR NON-INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THE EQUIPMENT (OR ANY PART THEREOF). LESSEE SHALL LEASE THE EQUIPMENT "AS IS, WHERE IS". LESSOR
                    ---------------------------------------------------
HEREBY DISCLAIMS ANY AND ALL SUCH WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED. LESSEE AND LESSOR AGREE THAT ALL RISKS INCIDENT TO THE MATTERS REFERRED TO IN THIS SECTION ARE TO BE BORNE BY LESSEE. Lessor has and shall have no responsibility for the installation, adjustment or servicing of the Equipment. The provisions of this Section have been negotiated and are intended to be a complete exclusion and negation of any representations or warranties by Lessor, express or implied, with respect to the Equipment that may arise pursuant to any law now or hereafter in effect, or otherwise. In no event shall defect in, or unfitness of, any or all of the Equipment, or any breach of warranty or representation by any or every Manufacturer or other Vendor relieve Lessee of the obligation to pay rent or to make any other payments required hereunder or to perform any other obligation hereunder. Without limiting the generality of the foregoing, Lessor shall not be responsible or liable for any
                             -------------------------------------------------
(i) defect, either latent or patent, in any of the Equipment or for any direct
------------------------------------------------------------------------------
or consequential damages therefrom, (ii) loss of use of any of the Equipment or
------------------------------------------------------------------------------
for any loss of profits or any interruption in Lessee's business occasioned by
------------------------------------------------------------------------------
Lessee's inability to use any or all of the Equipment for any reason whatsoever,
-------------------------------------------------------------------------------
or (iii) in the event that any Vendor delays or fails to make delivery of any or
--------------------------------------------------------------------------------
all of the Equipment or fails to fulfill or comply with any purchase contract or
--------------------------------------------------------------------------------
order.  For as long as this Lease is not declared in default by Lessor following
-----
an Event of Default, Lessor hereby transfers and assigns to Lessee during the Lease Term (as hereinafter defined) all right and interest of Lessor in any Manufacturer's and other Vendor's warranties with respect to any and all of the Equipment, and agrees to execute all documents reasonably necessary to effect such transfer and assignment, except that to the extent any rights of Lessor with respect to the Equipment may not be assigned or otherwise be available to Lessee, Lessor shall instead use reasonable efforts to enforce such rights against such Manufacturers or other Vendors but only upon the request and at the expense of Lessee.

     4.  Primary Term.  The Primary Term for each item of the Equipment shall
         ------------
commence on the Lease Commencement Date provided for by the Rental Schedule for such Equipment, and unless sooner terminated pursuant to the provisions of this Lease, shall be for the number of calendar months set forth in such Rental Schedule, plus the number of days remaining in any partial calendar month if the Lease Commencement Date occurs on other than the first day of a month. Notwithstanding the foregoing, the provisions of this Master Lease on indemnification of Lessor by Lessee shall apply between Lessor and Lessee with respect to any Equipment from the time that any order for the Equipment is placed by Lessor.

     5.  Rent. (a) Lessee shall pay to Lessor in cash or by check as rent for
         ----
the Equipment during the Lease Term, the amounts provided for in the Rental Schedule ("Basic Rent") for such Equipment on the dates designated therein ("Payment Dates"), at the location of Lessor set forth therein, or at such other address or to such other person or entity as Lessor, from time to time, may designate.

     (b) Lessee shall also pay to Lessor, upon notice by Lessor to Lessee that payment is due, any sums other than for Basic Rent that Lessee at any time shall be required to pay Lessor pursuant to the provisions of this Lease, together with every additional charge, interest and cost which may be added for non-payment or late payment of any such sums or of Basic Rent. All such sums shall be additional rent ("Additional Rent") and Lessor shall provide Lessee with notification as to the amount of any Additional

Rent. If Lessee shall fail to pay any Additional Rent, Lessor shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Basic Rent.

     (c) With respect to any amount of Basic Rent or Additional Rent not received by Lessor when due and continuing to be unpaid five days after written notice to Lessee that such amount is past due, Lessee shall pay to Lessor interest within five days of notice of the amount of interest accrued as of the date specified in the notice. If payable such interest shall accrue from the due date of such Basic Rent or Additional Rent until payment of such Basic Rent or Additional Rent is received by Lessor at one and one-half percent per month or the highest rate of interest on amounts past due that is not unlawful, whichever is lower (the "Default Interest Rate"). Additionally, with respect to each such instance of late payment for one or more rental schedules, Lessee shall pay to Lessor, within five days of written notice to Lessee that such payment has been five or more days past due and continued to be unpaid five days after written notice that such payment was past due, a collection fee of $500, which fee approximates Lessor's administrative costs, at minimum, to collect such unpaid Basic Rent or Additional Rent.

     (d) SUBJECT TO GRACE PERIODS GRANTED TO LESSEE HEREUNDER, LESSEE AGREES THAT TIME IS OF THE ESSENCE TO LESSOR IN LESSEE'S MAKING PAYMENTS OF BASIC RENT AND ADDITIONAL RENT WHEN SUCH PAYMENTS BECOME DUE.

     (e) This Lease is a net-net-net lease and, notwithstanding any other provisions of this Lease, it is intended that Basic Rent and Additional Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. Lessee shall perform all its obligations under this Lease at its sole cost and expense. Except to the extent otherwise expressly specified herein, the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation: (i) any defect in the condition, quality or fitness for use of the Equipment or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Equipment or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Equipment or any part thereof; (iv) any defect in title or rights to the Equipment or any lien on such title or rights or on the Equipment;
(v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee or any action taken with respect to this Lease by any trustee or receiver of Lessee or by any court, in any such proceeding; (vii) any claim that Lessee has or might have against any Person (as hereinafter defined), including without limitation Lessor; (viii) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity, unenforceability or disaffirmance of this Lease or any provision hereof against or by Lessee; or (x) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee or Lessor shall have notice or knowledge of any of the foregoing. To the extent permitted by law, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, cancel, rescind or surrender this Lease, or to any diminution or reduction of Basic Rent or Additional Rent payable by Lessee hereunder.

     6.  Lessee's Representations and Warranties.  Lessee represents and
         ---------------------------------------
warrants (and if requested by Lessor, promptly will provide supporting documents to the effect and an opinion of counsel substantially in the form requested by Lessor) that as of the date that Lessee signs this Master Lease, as of any date that Lessor makes a payment to a Vendor prior to the date all Equipment has been accepted for lease hereunder, as of each date that any Equipment is accepted for lease hereunder and as of each Lease Commencement Date pursuant to a Rental Schedule hereunder: (i) all items of the Equipment are new and unused as of the Lease Commencement Date, unless otherwise specified in the applicable Rental
Schedule in which event the specified items of the Equipment shall have been delivered new to Lessee by their suppliers not more than 90 days prior to their Lease Term Commencement; (ii) Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified and in good standing to do business wherever necessary to carry on its present business and operations, including the jurisdictions where the Equipment is or will be located except where the failure to qualify would not have a material adverse effect on Lessee, its business operations or financial condition; (iii) Lessee has the power to enter into this Lease and the other instruments and documents executed by Lessee in connection herewith (together with this Lease, the "Transactional Documents") and to pay and perform its obligations under this Lease and the other Transactional Documents; (iv) this Lease and the other Transactional Documents have been duly authorized, executed and delivered by Lessee, and constitute the valid, legal and binding obligations of Lessee enforceable in accordance with their terms;
(v) no vote or consent of, or notice to, the holders of any class of stock of Lessee is required, or if required, such vote or consent has been obtained or given, to authorize the execution, delivery and performance of this Lease and the other Transactional Documents by Lessee; (vi) subject to Lessee's obtaining certain waivers and consents prior to the first Lease Commencement Date for any of the Equipment from the holders of the subordinated notes of Lessee and the primary line of credit of Lessee, neither the execution and delivery by Lessee of this Lease or the other Transactional Documents, nor the consummation by Lessee of the transactions contemplated hereby or thereby, nor compliance by Lessee with the provisions hereof or thereof, conflicts with or results in a breach of any of the provisions of any Certificate of Incorporation or By-laws or partnership or trust agreement or certificate of Lessee, or of any applicable law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, administrative agency or other governmental authority, or of any indenture, mortgage, deed of trust, other agreement or instrument of any nature to which Lessee is a party or by which it or its property is bound or affected or pursuant to which it is constituted, or constitutes a default under any thereof or will result in the creation of any lien, charge, security interest or other encumbrance upon any of the Equipment, other than the interests therein of Lessor or any Assignee (as hereinafter defined), or upon any other right or property of Lessee or will in any manner adversely affect Lessor's or any Assignee's right, title and interest in any of the Equipment; (vii) no consent, approval, withholding of objection or other authorization of or by any court, administrative agency, other governmental authority or any other Person is required, except such consents, approvals or other authorizations which have been duly obtained and are in full force and effect and copies of which have been furnished Lessor, in connection with the execution, delivery or performance by Lessee, or the consummation by Lessee, of the transactions contemplated by this Lease and the other Transactional Documents; (viii) there are no actions, suits or proceedings pending, or, to the knowledge of Lessee, threatened, in any court or before any administrative agency or other governmental authority against or affecting Lessee, which, if adversely decided would or could, individually or in the aggregate, materially and adversely affect the financial or other condition, business, operations, properties, assets or prospects of Lessee or the ability of Lessee to perform any of its obligations under this Lease or under the other Transactional Documents, except for any such actions, suits or proceedings that Lessee has described in writing to Lessor; (ix) no Event of Default or event or condition which upon the passage of time, the giving of notice, or both, would constitute an Event of Default, exists or is continuing; (x) there has been no material adverse change or threatened change in Lessee's, financial or other condition, business, operations, properties, assets or prospects since the date of Lessee's most recent financial statements reported on by an independent public accounting firm prior to the date of this Master Lease, since the dates of each such Person's interim and annual financial statements, if any, subsequent to such prior statements, or from the written information that has been supplied to Lessor by Lessee; (xi) Lessee possesses any and all authorizations, certifications and licenses which are or may be required to use and operate the Equipment; (xii) the actual Acquisition Cost pursuant to the applicable Rental Schedule of each item of the Equipment reflects all discounts, rebates and allowances for the Equipment given to Lessee or any affiliate of Lessee by any Vendor or other Person including, without limitation, discounts for advertising, prompt payment, testing or other services; (xiii) all information supplied to Lessor by Lessee is correct and does not omit any statement necessary to make the information supplied not materially misleading; and (xiv) the financial statements of Lessee have been prepared in accordance with generally accepted accounting principles consistently applied and accurately and completely present the financial condition and the results of operations of Lessee at the dates of and for the periods covered by such statements.

     7.  Identification Marks.   To the extent requested by Lessor or if
         --------------------
required by applicable law, Lessee shall affix to the Equipment at Lessee's expense signs, labels, or other forms of notice to disclose Lessor's ownership of, and the interest of any Assignee in, the Equipment. Lessee shall keep and main-tain such signs, labels or other forms of notice affixed to the Equipment throughout the Lease Term. Lessor may furnish such signs, labels or other forms of notice to Lessee. Except as otherwise directed by Lessor, Lessee shall not allow the name of any person other than Lessor to be placed on any part of the Equipment as a designation that might reasonably be interpreted as a claim of ownership.

     8.  Fees and Taxes.  Lessee agrees to pay promptly when due, and to
         --------------
indemnify and hold Lessor harmless from, all license, title, registration and recording fees whatsoever, all taxes including, without limitation, sales, use, franchise, personal property, excise, import, export and stamp taxes and customs duties, and all charges together with any penalties, fines or interest thereon which are assessed, levied or imposed by any governmental or taxing authority against Lessor with respect to any or all of the Equipment or the purchase, acquisition, ownership, construction, installation, shipment, delivery, lease, possession, use, maintenance, condition, operation, control, return or other disposition thereof or the rents, receipts or earnings arising therefrom which accrue or are payable with respect to the Equipment or this Lease or which are assessed, are based on a valuation date, or are due during or with respect to the Lease Term or any subsequent period until the Equipment has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment has been purchased by Lessee pursuant to any purchase option provisions of this Lease, excluding, however, any taxes solely measured by Lessor's net income from the general operation of Lessor's business and any penalties, fines and interest resulting from the actual negligence or willful misconduct of Lessor. In the event any fees, taxes or charges payable by Lessee pursuant to the next preceding sentence are paid by Lessor, or if Lessor is required to collect or pay any thereof, Lessee shall reimburse Lessor therefor (plus any penalties, fines or interest thereon) promptly upon demand. Unless and until Lessor notifies Lessee in writing to the contrary, Lessee shall file and pay any personal property taxes levied or assessed on the Equipment directly to the levying authority. Upon Lessor's written request, Lessee shall submit to Lessor satisfactory evidence of payment by Lessee of any or all amounts for which Lessee is required to make payment or to indemnify Lessor hereunder that are paid by Lessee, and of the filing of any and all reports, returns and other documentation required in connection with any such payment. In the event Lessor elects to pay the personal property taxes directly to a levying authority, Lessor shall submit to Lessee a copy of its personal property tax return and its receipt for the full amount of such personal property taxes so paid by Lessor. All of the obligations of Lessee under this Section shall continue in full force and effect notwithstanding any expiration, termination, rescission or cancellation of this Lease. Lessee acknowledges that Lessor may not be exempt from the payment of any of the amounts referred to herein, even though Lessee might have been exempt therefrom if it were the owner or purchaser of the Equipment, and Lessee agrees that this Section shall apply, and the amounts due from it hereunder shall be due, whether or not Lessee might itself have otherwise been exempt from any such payments. Subject to the foregoing, Lessee shall have the right to contest in good faith any such taxes levied or imposed by any governmental or taxing authority, provided that Lessee shall have given Lessor not less than ten days prior notice of its intention to contest and full particulars of the proposed contest, in the opinion of Lessor the proposed contest will not adversely affect the interests of Lessor or any Assignee, and Lessee either shall have paid the taxes or provided for a bond or other security so that none of the Equipment will be subject to seizure, confiscation or forfeiture. For purposes of this Section, the term "Lessor" shall include each member of Lessor's affiliated group, if any.

     9.  General Indemnity.  (a) Lessee shall indemnify Lessor and any Assignee
         -----------------
(as hereinafter defined), and their respective agents and servants, against, and agrees to defend, protect, save and keep them harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including attorneys' fees and expenses and costs for customs, completion, performance and appeal bonds, of whatsoever kind and nature (including, without limitation, for negligence, tort liability, damages by reason of strict or absolute liability, punitive damages, and indirect and consequential damages, but excluding any such amounts imposed or incurred as a result of Lessor's gross negligence or willful misconduct), imposed on or incurred by or assessed against Lessor and/or any Assignee, in any way relating to or arising out of (i) the failure of Lessee to provide or obtain any certificates, documents, consents, authorizations, clearances, licenses, permits or instruments required hereunder or under any of the other Transactional Documents, or (ii) the ordering, construction, installation, delivery, testing, ownership, lease, possession, use, maintenance, operation, control, movement, import, export, shipment, condition, or return of the Equipment (including but not limited to latent and other defects, whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark, copyright, software or other intellectual property infringement) until such time as the Equipment shall have been returned to Lessor pursuant to the provisions of this Lease or until the Equipment shall have been purchased by Lessee pursuant to any purchase option provisions of this Lease.

     (b) The obligations of Lessee under this Section shall survive the payment of all known obligations under and any expiration, termination, rescission or cancellation of this Lease, and are expressly made for the benefit of and shall be enforceable by Lessor, its successors and any Assignee.

     10.  Use of Equipment; Location; Liens.  (a) During the Lease Term, Lessee
          ---------------------------------
warrants and agrees that the Equipment shall be used and operated and otherwise be in compliance with any established operating procedures therefor of any Manufacturer and all statutes, regulations and orders of any governmental body having power to regulate the Equipment or its use. Lessee shall bear and pay all costs of such compliance. Lessee shall not permit the Equipment to be used or maintained in any manner or condition that would violate, or could result in the termination of, the insurance policies carried by Lessee pursuant to the provisions of this Lease on insurance, or in any manner or condition or for any purpose for which, in the opinion of any Manufacturer, the Equipment is not designed or suited.

     (b) Lessee agrees that without Lessor's prior written consent, it will not remove any of the Equipment from the location or locations specified in the Rental Schedule for such Equipment or permit any of the Equipment to be used by anyone other than Lessee, Lessee's employees or a responsible independent contractor engaged by Lessee. The locations specified in Rental Schedules for personal computers may be the base locations for the employees of Lessee using the computers and if so indicated on the applicable Rental Schedules, wheresoever from time to time accompanying such employees.

     (c) During the Lease Term and until the Equipment has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee will not directly or indirectly create, incur, assume or suffer to exist any mortgage, security interest, lien or encumbrance on the Equipment or Lessor's or any Assignee's title thereto or interest therein, except in the name of Lessor and its successor(s) and any Assignee or for any Permitted Liens. Lessee, at its own expense, will promptly take such action as may be necessary to keep the Equipment free and clear of, and to duly discharge, any such mortgage, security interest, lien or encumbrance not excepted above.

     (d) Lessee agrees to procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by federal, state and local laws and regulations in connection with Lessee's possession, use, operation and maintenance of the Equipment. During the Lease Term, Lessee agrees that 100 percent of the use of the Equipment shall be "qualified business use" as that term is and shall be from time to time defined by the Internal Revenue Code of 1986, as amended.

     (e) Lessee shall cooperate fully with Lessor or any Assignee to perfect and record their respective interests in connection with the Transactional Documents including, without limitation, the filing of financing statements and will pay such Persons their reasonable costs related thereto. Lessee authorizes Lessor to file financing statements that are signed only by Lessor or that are signed for Lessee by Lessor in any jurisdiction when permitted by law or local authority. Lessee hereby grants to Lessor power-of-attorney to act as Lessee's attorney-in-fact to sign Lessee's name on financing statements as "Debtor".

     11.  Maintenance and Repairs; Additions to Equipment.  (a) Lessee shall,
          -----------------------------------------------
for the entire Lease Term, at its sole expense, maintain all of the Equipment in good, safe and efficient operating repair, appearance and condition, will keep all components of the Equipment properly calibrated and aligned, and will make all required adjustments, replacements and repairs (collectively, "maintenance and repairs"). Such maintenance and repairs shall include, but not be limited to, all recommended or advised by a Manufacturer, all required or advised by cognizant governmental agencies or regulatory bodies and all commonly performed by prudent business and/or professional practice. All maintenance and repairs to any item of the Equipment shall be made by the Manufacturer or, those of substantially equal skill or knowledge in maintaining and repairing the Equipment.

     (b) Lessee shall not modify the Equipment without the prior written consent of Lessor except for any modifications which do not impair the usefulness and the Fair Market Value of the Equipment and do not change the description of the Equipment set forth in the applicable Rental Schedule and financing statements. Any replacements, substitutions, additions, parts, fittings, accessories, modifications, enhancements, maintenance and repairs and other upgrades to the Equipment whenever made shall be considered accessions to the Equipment and shall automatically become the property of Lessor.

     (c) All instruction manuals, published statements of capabilities and technical specifications, service, maintenance and repair records, installation, qualification, certification and calibration reports, usage logs, and printed material relating to the Equipment shall be deemed part of the Equipment.

     12.  Loss, Damage or Destruction of Equipment.  (a) Lessee shall bear all
          ----------------------------------------
risks of damage to, taking of, or theft, loss or destruction of, any or all of the Equipment commencing as of the date of this Master Lease and continuing throughout the Lease Term and until such Equipment has been returned to Lessor or purchased by Lessee pursuant to any purchase option provisions of this Lease. Except as otherwise herein expressly provided, no damage to, taking of or theft, loss or destruction of any Equipment shall impair any obligation of Lessee to Lessor under this Lease, including, without limitation, the obligation to pay Basic Rent.

     (b) In the event that any item of Equipment shall become damaged from any cause whatsoever, Lessee agrees to promptly notify Lessor in writing of such fact, fully informing Lessor of the details thereof. If any item of Equipment is damaged (unless the same, in the reasonable opinion of Lessor is irreparably damaged, in which case the provisions of this Lease with respect to a Casualty Occurrence shall apply), Lessee shall, at its sole cost and expense, place the same in good repair, condition and working order or replace the same with "like property" having the same value and operating capabilities and useful life at least equal to the damaged Equipment prior to the date of such damage, which property shall thereupon become subject to this Lease with title thereto in Lessor. In the event that an item of Equipment has been damaged, but not irreparably, if no Event of Default has occurred and is continuing hereunder, upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair, restoration or replacement has been completed, and an invoice therefor, Lessor shall release to Lessee or its supplier the proceeds of any insurance received by Lessor as a result of such damage for the purpose of reimbursing Lessee for the costs of repairing, restoring or replacing such item.

     (c) In the event that any item of Equipment shall become lost, stolen, destroyed or irreparably damaged from any cause whatsoever, or if any item of Equipment or Lessor's title thereto shall be requisitioned or seized by any governmental authority (each such occurrence being herein called a "Casualty Occurrence") during the Lease Term and until it has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee shall promptly notify Lessor in writing of such fact, fully informing Lessor of all details of the Casualty Occurrence in question, and shall pay Lessor in cash the the "Stipulated Loss Value" as set forth in the Table of Stipulated Loss Values attached to the Rental Schedule pursuant to which such item of Equipment is leased hereunder, calculated as of the date of the Casualty Occurrence. This payment shall be made within 30 days following the Casualty Occurrence, together with the Basic Rent accrued and unpaid with respect to such Equipment as of the date of the Casualty Occurrence, plus all Additional Rent or amounts owing with respect to such Equipment on such date of payment.

     (d) Upon the payment of the Stipulated Loss Value of the Equipment in question in accordance with the terms of this Section, and the payment of all Basic Rent, Additional Rent and any other sums then due hereunder, this Lease shall terminate with respect to the Equipment or part thereof suffering the Casualty Occurrence and all Lessor's rights and title to such Equipment shall pass to Lessee, "as is" and
                 -----

"where is", without any representation or warranty by, or recourse to, Lessor,
--------------------------------------------------
as provided by the provisions of this Master Lease on disclaimer of warranties and as evidenced by a duly executed bill of sale naming Lessor as the seller and Lessee as the buyer.

     (e) Provided that no Event of Default has occurred and no event that with the passage of time or giving of notice, or both, would be an Event of Default has occurred and is continuing, any insurance proceeds received as the result of a Casualty Occurrence with respect to any or all items of the Equipment shall be applied first in reduction of any other then unpaid obligation of Lessee to Lessor hereunder and second in reduction of Lessee's obligation to pay the Stipulated Loss Value for such item if not already paid by Lessee to Lessor, or, if already paid by Lessee, to the reimbursement of Lessee therefor, and the balance of the insurance proceeds, if any, shall be paid to Lessee.

     13.  Reports; Inspections.  Lessee will cause to be furnished to Lessor, if
          --------------------
requested, from time-to-time a statement showing the condition and such other information regarding the Equipment as Lessor may reasonably request. Lessor and any Assignee shall have the right, upon reasonable notice to Lessee and during normal business hours, to inspect the Equipment including Lessee's records with respect to the Equipment, to copy such records, and to inspect and copy Lessee's records with respect to the financial statements Lessee is required to furnish Lessor or has warranted to Lessor pursuant to this Lease. Any inspection by Lessor or any Assignee shall not be deemed to be approval or acknowledgment by Lessor or such Assignee of the safety, freedom from defects, performance or compliance with specifications or governmental requirements of the Equipment or of the conformity of the Equipment or such financial statements to the requirements or warranties of this Lease, and the disclaimers set forth in the provisions of this Master Lease on disclaimer of warranties shall apply to any such inspection. Lessee shall pay or reimburse Lessor for Lessor's costs, travel expenses and salaries and the charges and such expenses of Lessor's advisers for the inspection following an inspection which encountered a breach of the requirements of this Lease or the warranties of Lessee pursuant to this Lease.

    14.  Confidentiality.  Lessor agrees to hold in confidence any confidential
         ---------------
information it receives from Lessee pursuant hereto, except for disclosure: (a) to legal counsel and accountants for Lessor or any assignee; (b) to other professional advisors to Lessor or any assignee; (c ) to regulatory officials having jurisdiction over Lessor or any assignee; (d) as required by law or legal process or in connection with any legal proceeding to which Lessor (or any assignee) and Lessee are adverse parties, or in which confidential information is subject to subpoena duces tucem served upon Lessor provided Lessor shall notify Lessee of such impending disclosure to enable Lessee to move for a protective order or to quash the process or subpoena.

     15.  Insurance.  During the Lease Term and until all Equipment has been
          ---------
returned to Lessor pursuant to the provisions of this Lease or until the Equipment is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee shall procure and maintain at its expense with reputable insurers acceptable to Lessor (i) insurance on all of the Equipment in an amount not less than the the Equipment's Stipulated Loss Value insuring against all risks of loss or damage to the Equipment and against such other risks as Lessee would, in the prudent management of its properties, maintain with respect to similar equipment owned by it, and (ii) comprehensive public liability and property damage insurance, in such amounts as shall be satisfactory to Lessor but for not less than $3,000,000, insuring Lessor and any Assignees, as their interests may appear, against liability for death, bodily injury, and property damage arising out of or resulting from the design, construction, manufacture, ownership, use, operation, lease or maintenance of, or otherwise in connection with, the Equipment. On the policies referred to in clause (i), such insurance shall name Lessor (and any Assignees) as the loss payee so that (and Lessor and Lessee hereby agree that) the insurance proceeds payable under such policies will be payable and paid to Lessor (and to any Assignees). On the policies referred to in clause (ii), such insurance will name Lessor (and any Assignees) as an additional insured as its interests may appear. All such policies shall provide that they may not be invalidated against Lessor (or any Assignees) because of any violation of a condition or a breach of warranty of the policies or application therefor by Lessee, that they may not be altered or canceled except after 30 days' prior written notice to Lessor, and that Lessor and any Assignee have the right but not the obligation to pay the premiums with respect to coverage required by this Lease in order to continue such insurance in effect or to obtain like coverage. Under the policies of insurance required to be maintained by Lessee pursuant to this Master Lease, Lessee agrees to waive any right of subrogation in each instance as such right may exist against Lessor or any Assignee and for any and all loss or damage to the Equipment. Lessor is hereby appointed Lessee's attorney-in-fact to endorse any check or draft which may be payable to Lessee in order to collect the proceeds of such insurance. Lessee shall deliver to Lessor, prior to the beginning of the Lease Term with respect to any of the Equipment and at such other time or times as Lessor may request, a certificate or other evidence satisfactory to Lessor of the maintenance of such insurance. Every policy described in (i) or (ii) above in regard to personal computers and the certificates or evidences of such insurance delivered to Lessor shall provide worldwide coverage without geographical limitations.Lessor shall be under no duty to examine such policies, certificates or other evidence of insurance or to advise Lessee in the event that its insurance is not in compliance with this Lease. In the event of failure on the part of Lessee to provide such insurance, Lessor may, at its option, but without obligation, provide such insurance and add the amount of the premiums to the rents due hereunder, and Lessee shall, upon Lessor's demand, pay the same as Additional Rent.

     16.  Return of Equipment.  (a) At the termination, cancellation or end of
          -------------------
the Lease Term for any Equipment, if Lessee does not perform any purchase obligation under Section 28 of this Master Lease and does not purchase the Equipment under Section 27 of this Master Lease, in addition to damages payable by Lessee, at its sole expense Lessee shall forthwith return possession of such Equipment without omissions to Lessor by:

     (i) properly preparing, crating and/or assembling such Equipment (in accordance with the Manufacturer's instructions if such instructions exist) for shipment by common carrier with all containers and pieces labeled with model, part and unit numbers and descriptions; and

     (ii) shipping such Equipment by common carrier, with insurance and freight prepaid, to a place designated by Lessor within a 1,000 mile radius of the specified location under this Lease for such Equipment. Lessor shall pay additional shipping charges incurred because of distances in excess of such 1,000 miles.

     The insurance required by clause (ii) above shall provide that in the event of loss such insurance shall pay Lessor in cash directly the "Stipulated Loss Value" as set forth in the Exhibit to the Rental Schedule calculated as of the Payment Date next preceding the date of loss.

     (b) When the Equipment is returned to Lessor it shall be complete. The condition of the Equipment including Software upon receipt by Lessor shall be not less than (i) in fully operational condition, (ii) capable of being installed and operated in the normal course by another user, (iii) for each item of the Equipment for which the vendor, manufacturer or supplier (collectively, "Vendor") has a program of maintenance and service including certification for reinstallation and for qualification under the maintenance and service program certified in writing by the Vendor that the items of the Equipment are in compliance with the conditions specified in this paragraph, are accepted by the Vendor for reinstallation and are qualified for the usual and customary service and maintenance program of the Vendor, (iv) legally qualified for future use or operation of the Equipment by another lessee or purchaser of the Equipment, (v) free of defects, visible or concealed, including, but not limited to, damage or malfunction of any kind, dents, fractures, chips, scratches, stains, defacements, discolorations, rust, corrosion, electrical shorts, fluid restrictions or blockages, disconnections, breakage or the like, other than normal wear and tear, (vi) safe for routine and usual operation, (vii) in compliance with any and all pertinent governmental or regulatory rules, laws or guidelines for its operation or use, (viii) free of Lessee's markings or labelings, and (ix) free of any advertising or insignia not requested by Lessor that was placed on the Equipment by Lessee.

     (c) Lessor reserves the right to inspect the Equipment within 30 days of its return to verify compliance with the provisions of this Master Lease on Equipment maintenance and repairs and additions and on return of Equipment. Should there be less than full compliance, Lessor at its option may (i) perform or cause to be performed through service organizations of its own choosing such maintenance and repairs, including upgrades, replacements, the obtaining of paid-up Software licenses and other services, as it deems necessary to effect such compliance, (ii) require Lessee to perform or cause to be performed such maintenance and repairs, including upgrades, replacements, the obtaining of paid-up Software licenses and other services, as Lessor deems necessary to effect such compliance and/or (iii) reasonably estimate the costs to effect such compliance. Lessee shall pay to Lessor the costs for performance of (i) or (ii) above, or the estimated costs under (iii) above, in any such case including the costs of the inspection(s). If maintenance and repairs, including upgrades, replacements, and the obtaining of paid-up Software licenses and other services, are necessary to place any of the Equipment under any Rental Schedule in the condition required by this Lease, Lessee shall continue to pay to Lessor monthly Additional Rent at the last prevailing rate during the Lease Term for Basic Rent on the Equipment under such Rental Schedule for the period of delay until all such required maintenance and repairs can be performed, or for the period of time reasonably necessary to accomplish such maintenance and repairs. For any such period that applies, Lessee shall continue to provide the insurance required during the Lease Term. However, Lessor's acceptance of such rent and provision of insurance during such period shall not constitute a renewal of the Lease Term, a waiver of Lessor's right to prompt return of such Equipment in the condition required by this Section, or a waiver of Lessor's right to possession of such Equipment.

     (d) Should the inspection reveal any item(s) of the Equipment to be missing, Lessee shall be responsible for paying to Lessor promptly the Stipulated Loss Value of such item(s) of the Equipment computed as of the last Payment Date prior to the end of the Lease Term, plus the amount of any impairment of the Fair Market Value of the remaining item(s) of the Equipment due to the absence of such missing item(s) of the Equipment provided that Lessee shall not receive payment under this paragraph (d) of more than the Stipulated Loss Value for all of the Equipment (both missing and returned).

     (e) In the event that Lessee fails to return any of the Equipment when required, at the election of Lessor effected by notice to Lessee, the Lease Term for such Equipment shall be extended on a month-to-month basis on the same terms as previously in effect, and Lessee shall pay to Lessor monthly in advance Basic Rent for such Equipment at the last prevailing rate during the unextended Lease Term, until such Equipment has been returned to Lessor pursuant to the provisions of this Lease. Notwithstanding any month-to-month continuance of this Lease, Lessor may resort to any remedies available to it under this Lease, at law or in equity, to recover such Equipment at any time following the end of such extended Lease Term.

     17.  Lessor's Ownership; Equipment To Be and Remain Personal Property.
          ----------------------------------------------------------------
     (a) Lessee acknowledges and agrees that it does not have, and by execution of this Lease and/or payments and performance hereunder it shall not have or obtain, any title to the Equipment, nor any property right or interest, legal or equitable, therein, except its rights as Lessee hereunder and subject to the terms hereof. Lessee shall not have or claim a security interest and shall not seek or obtain replevin, detinue, specific performance, sequestration, claim and delivery, or like remedies in or for this Lease, any rents under this Lease, any or all of the Equipment, any items of personal property identified to become items of the Equipment, or any proceeds of any or all of the foregoing.

     (b) All of the Equipment shall be and remain personal property notwithstanding the manner in which the Equipment may be attached or affixed to realty. Upon the expiration, cancellation or termination of the Lease Term of any or all of the Equipment, Lessee shall have the obligation, and Lessor shall have the right, to remove, or cause the removal of, such Equipment from the premises where the same is then located, for return to Lessor pursuant to the provisions of this Master Lease on return of Equipment and, if applicable, on Events of Default, whether or not any of the Equipment is affixed or attached to realty or to any building. In the exercise of its rights, Lessor shall not be liable for any damage to the realty or any such building or other real or personal property occasioned by any removal of the Equipment by Lessee or Lessor or the agents of Lessee or Lessor. Lessee further covenants and agrees that Lessee will, at the request of Lessor, obtain and deliver to Lessor prior to the execution and delivery of the first Rental Schedule for Equipment that will be at a specified location or locations, a waiver, in recordable form, from the owner and any landlord, tenant or holder of any lien or encumbrance on the realty or building(s) on or in which any of the Equipment described in such Rental Schedule shall be located, under which such owner, landlord, tenant and holder (i) agree and consent that such Equipment is and shall be personal property, owned by and removable by Lessor upon the expiration, cancellation or termination of the Lease Term thereof, and
(ii) waive any rights of distraint or similar rights with respect to such Equipment.

     (c) If Lessee is unable to return, or is prevented from returning, any of the Equipment to Lessor upon the expiration, cancellation or termination of the Lease Term as required under the provisions of this Master Lease on return of Equipment, for any reason whatsoever, including, but not limited to, the assertion by any third party of any claim against such Equipment, or of any right with respect thereto, whether or not resulting from the manner in which such Equipment is affixed or attached to, or installed in, the realty or any building(s) thereon or any other personal or real property, or from the failure of any owner, landlord or tenant of said realty (or the building(s) thereon) or the holder of any lien or encumbrance to execute the waiver in writing of such fact, for all purposes of this Lease such Equipment shall be deemed to have been the subject of a Casualty Occurrence. Thereupon, Lessee shall pay to Lessor the amounts provided for by the provisions of this Master Lease on loss, damage or destruction of Equipment, with respect to such Equipment, at the time, in the manner, and with the consequences provided by such provisions.

     (d)  Notwithstanding the foregoing provisions of this Section, without
     ----------------------------------------------------------------------
Lessor's prior written consent, Lessee shall not permit any of the Equipment to
-------------------------------------------------------------------------------
be attached or affixed to, imbedded in or incorporated into any building,
-------------------------------------------------------------------------
structure, real estate or other personal or real property.
---------------------------------------------------------

     18.  Other Covenants.  (a)  Lessee agrees to furnish, upon Lessor's
          ---------------
request, such financial, business and operational information concerning Lessee and any or all Guarantors, including copies of its and their tax returns, as Lessor or its assigns may reasonably request during the Lease Term. Additionally, Lessee shall furnish to Lessor and its assigns without notice or demand therefor two complete copies of its and of every Guarantor's (i) quarterly interim financial statements within 45 days of the close of each of the first three fiscal quarters of every year, certified by the chief financial officer of, respectively, Lessee or such Guarantor and (ii) annual financial statements within 90 days of the close of each fiscal year reported on by independent accountants without material adverse qualification. All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall accurately and completely present Lessee's and every Guarantor's financial condition and results of operations at the dates of and for the periods covered by such statements.

     (b) Lessee shall promptly furnish to Lessor copies of (i) filings that Lessee or any Guarantor makes with the SEC or other government agencies under the securities laws including but not limited to definitive proxy statements, registration statements, prospectuses and tender offer filings, and reports on holdings or acquisitions of securities, relating to proxy solicitations, and on Form 10-K, 10-Q, 8-K or similar forms, and any amendments to such filings and
(ii) press releases of Lessee or any Guarantor.

     (c) If Lessee shall become a public company, Lessee shall give Lessor notice of all meetings of its stockholders and copies of all materials that are furnished to the stockholders for the meetings at the same time that the notice or materials are sent to the stockholders and Lessor shall have the right to have its representative attend such meetings.

     (d) There shall be no actual or threatened conflict with, or violation of, any statute, regulation, standard or rule relating to Lessee, its present or future operations, or the Equipment.

     (e) All financial information supplied to Lessor or its assigns by Lessee shall be correct and shall not omit any statement necessary to make the information supplied not be materially misleading. There shall be no material breach of the representations and warranties made by Lessee in connection with this Lease.

     (f) Lessee shall give Lessor notice of any change in the address of the executive office or principal place of business of Lessee not less than 15 days prior to the change.

     (g) The senior management of Lessee shall not be changed as a result of a change in control of Lessee without the consent of Lessor which shall not be unreasonably withheld.

     (h) Lessee shall not make any payment or distribution of money, checks, securities or property to any Person in contravention of the provisions of any Guaranty or subordination that such Person has made in favor of Lessor or its assigns of which Lessee shall have notice or knowledge.

     19.  Events of Default.  If one or more of the following events
          -----------------
(hereinafter called "Events of Default" or an "Event of Default") shall occur:

     (i) default shall be made in the payment of any Basic Rent or Additional Rent due under this Master Lease or under any Rental Schedule hereto, and any such default shall continue for more than 10 days after the due date thereof;

     (ii) any representation or warranty by Lessee made in this Master Lease or in any Guaranty or other Transactional Document or certificate furnished to Lessor in connection with this Lease or pursuant hereto shall at any time prove to be incorrect in any material respect as of the date made;

     (iii) Lessee shall make or permit any unauthorized assignment or transfer of this Master Lease or any Rental Schedule to this Master Lease or of any of Lessee's rights and obligations hereunder or thereunder, or Lessee shall make or permit any unauthorized sublease or transfer of any Equipment or the possession of any Equipment;

     (iv) Lessee shall default in the observance and/or performance of any other covenant, condition or agreement on the part of Lessee to be observed and/or performed under this Master Lease, under any Rental Schedule hereto, or under any other Transactional Document, which default is not governed by paragraphs (i), (ii) or (iii) above, and such default shall continue for 30 days after written notice from Lessor to Lessee specifying the default and demanding the same to be remedied;

     (v) Lessee or any Guarantor shall make an assignment for the benefit of creditors or generally fail to pay its debts as they become due, or become insolvent or commence a voluntary case under the federal Bankruptcy Code as now or hereafter constituted or any other applicable federal or state bankruptcy, insolvency or similar law, or admit in writing its inability to pay its debts as they mature, or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for Lessee or any Guarantor or for a substantial part of Lessee's or any Guarantor's property without such party's consent and such appointment shall be not dismissed for a period of 60 days; there shall have been entered a decree or order for relief by a court having jurisdiction in respect of Lessee or any Guarantor, or approving as properly filed a petition seeking a reorganization, arrangement, adjustment or composition of or in respect of Lessee or any Guarantor in an involuntary proceeding or case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or similar official of Lessee or any Guarantor or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days, or there shall have been filed a petition by or against Lessee or any Guarantor under any bankruptcy law or other insolvency law and, if petition is filed against Lessee or such Guarantor, the petition is not withdrawn or dismissed within 60 days after the date of filing; or Lessee or any Guarantor shall cease doing business as a going concern or shall liquidate or be dissolved;

     (vi) Lessee or any Guarantor shall, without the prior written consent of Lessor, enter into a merger, consolidation or division, effect a share exchange of its outstanding stock for the stock of another corporation, or sell or otherwise dispose of all or a major part of its assets or of assets that produce all or a major part of its revenues or profits; provided, however, that Lessee or any Guarantor, without violating the provisions of this clause, may consolidate with or merge with a corporation or other entity organized under the laws of one of the states of the United States (the surviving entity, a "successor"), or sell (except by means of a sale and leaseback arrangement) all or substantially all of its business and assets to such a successor, on the condition that any successor expressly assume in writing all of the obligations of Lessee pursuant to this Lease or of such Guarantor pursuant to its Guaranty, and that the net tangible assets and the net worth (determined in accordance with generally accepted accounting principles) of the successor after the consolidation, merger or sale shall be at least equal to the net tangible assets and the net worth of Lessee or such Guarantor, as the case may be, immediately prior to the consolidation, merger or sale;

     (vii) there shall occur under any other lease, contract or agreement between Lessee and Lessor, an Event of Default, as defined in such lease, contract or agreement;

     (viii) any of the Equipment shall be attached, levied upon, encumbered, pledged, seized or taken under any judicial process (except for any attachment, levy, encumbrance or pledge caused to be placed on the Equipment by Lessor) and such proceedings shall not be vacated, or fully stayed, within 30 days thereof;

     (ix) at any time there shall occur under (A) any lease between Lessee and a party other than Lessor as lessor or (B) under any lease wholly or partially guaranteed by Lessee, the exercise by the lessor of its possessory remedies or commencement of legal proceedings by the lessor for default under the lease; provided that the aggregate future payments remaining to be made or guaranteed by Lessee exceed $10,000, and that under a lease described in (B) above within ten days of notice to Lessee of such exercise of remedies and demand for payment by Lessee any such amount guaranteed by Lessee remains unpaid; or

     (x) any obligation of Lessee or any Guarantor for the payment of borrowed money or the acquisition of assets by purchase, conditional sale or other arrangement is not paid or refinanced at maturity, whether by acceleration or otherwise, or is declared due and payable prior to the stated maturity thereof by reason of default or other violation of the terms of any promissory note or agreement evidencing or governing such obligation, and Lessor has given Lessee an opportunity to either cure the purported Event of Default or supply information satisfactory to Lessor that it does not, in fact, exist;

this Lease shall be declared in default, immediately and without notice upon the occurrence of an Event of Default specified in clause (v) above, and in the case of any other Event of Default, upon Lessor at any time at its option subsequent to such Event of Default giving notice to Lessee that this Lease is declared in default. At any time after this Lease has been declared in default, Lessor may exercise one or more of the following remedies, to the extent not then prohibited by law, as Lessor in its sole discretion may elect:

     (I) to proceed by appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof;

     (II) to terminate or cancel this Lease upon written notice to Lessee whereupon all rights of Lessee to use the Equipment shall immediately terminate, but Lessee shall not be relieved of any obligations under this Lease;

     (III) whether or not this Lease be so terminated or canceled, and without notice to Lessee, to repossess and/or to render inoperable the Equipment wherever found, with or without legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee and remove the Equipment therefrom; Lessee hereby expressly waives any claims for damages occasioned by such repossession; LESSEE HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS, INCLUDING RIGHTS TO NOTICE OR A JUDICIAL HEARING, WITH RESPECT TO REPOSSESSION OF THE EQUIPMENT AFTER AN EVENT OF DEFAULT;

     (IV) to hold or to use any Equipment returned to Lessor or repossessed by Lessor for any purpose whatsoever, to sell any Equipment at a private or public, cash or credit sale, to re-lease any Equipment, in all the foregoing events free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction, provided that prior to sale or lease of the Equipment, or actual use of the Equipment, by Lessor after its return or repossession, Lessor shall provide to Lessee the opportunity to remove from the Equipment confidential information, data and software attached thereto or loaded or present thereon or therein that are not a part of the Equipment.

     (V) whether or not Lessor shall have exercised, or shall hereafter at any time exercise, any of its other rights with respect to an item of the Equipment, upon written notice to Lessee, to demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on the date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Equipment that prior to the Event of Default was to have been paid on Payment Dates subsequent to the date specified in such notice), the sum equal to the
                                                            ---
excess, if any, of 125% of the Stipulated Loss Value for such item of Equipment computed as of the latest Payment Date when all Basic Rent and Additional Rent
                          ------------
then due and payable has been fully paid over whichever of the following three amounts Lessor, in its reasonable discretion, shall designate in such notice:

     (A) the present value of the fair market rental value (determined as hereafter provided in this Section) of such item of the Equipment for the remainder of the Lease Term as of the date specified in such notice plus its projected residual value at the end of the Lease Term as of such date, the present value to be computed on the basis of a seven percent per annum rate of discount from the respective dates upon which such rent would be paid,

     (B) the fair market sales value (determined as hereafter provided in this Section) of such item of Equipment as of the date specified in such notice,or

     (C) if Lessor shall have sold or re-leased any item of Equipment pursuant to clause (IV) above, the net proceeds of such sale or re-lease,

plus interest at the Default Interest Rate (a) on such sum from the such Payment
                                                       ---               -------
Date until paid and (b) on whichever of such three amounts is so designated by
----
Lessor from such Payment Date until whichever one of the following shall be
                 ------------
applicable to the designated amount: the time when the fair market rental or sales value shall have been so determined or the time when the Equipment shall have been sold or re-leased; and

     (VI) to forthwith recover from Lessee, and Lessee shall be fully liable for, all Basic Rent that shall accrue until the date that the Equipment is returned to or repossessed by Lessor and any Additional Rent including collection fees, whenever accrued, and interest at the Default Interest Rate.

     In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession of the Equipment and the storage, inspection, repair, reconditioning, sale and re-leasing thereof, and reasonable attorneys' fees incurred by Lessor in exercising any of its rights or remedies hereunder. For the purposes of this Section only, "fair market rental value", "fair market sales value" and "residual value" shall be determined by an appraisal of an independent appraiser chosen by Lessor, and the cost of any such appraisal shall be borne by Lessee. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity or in bankruptcy. The exercise by Lessor of any one or more remedies shall not be deemed to preclude the simultaneous or later exercise by Lessor of any or all such previously exercised remedies and any and all other remedies; provided, however, that Lessor's total recovery upon exercise of its rights and remedies with respect to any Equipment shall not exceed the Stipulated Loss Value thereof and any such excess, after payment of all other obligations of Lessee hereunder, shall be delivered to Lessee.

     20.  Assignment and Transfer by Lessor.  (a)  Lessor may at any time and
          ---------------------------------
from time to time assign to one or more security assignees (all herein called the "Secured Party" and also called an "Assignee") for the purpose of securing a loan to Lessor or for any other purpose, and at its sole discretion, may also sell or transfer to one or more Persons (herein called the "Transferee" and also called an "Assignee"), in any case subject to the rights of Lessee under this Lease but without notice to or consent of Lessee, this Lease, any other Transactional Documents, any or all of the Equipment, and all sums at any time due and to become due or at any time owing or payable by Lessee to Lessor under this Lease or pursuant to any or all of the Transaction Documents. The Secured Party shall not be obligated to perform any duty, covenant or condition required to be performed by Lessor under this Lease or any other Transactional Documents.

     (b) Lessee agrees that notwithstanding any assignment to a Secured Party, each and every covenant, agreement, representation and warranty of Lessor under this Lease shall be and remain the sole liability of Lessor and of every successor in interest of Lessor (excluding any Secured Party) or, in the case of assignment to a Transferee, shall become and remain the sole liability of the Transferee if so agreed to by the Transferee and if not so agreed to shall be and remain the sole liability of Lessor. Lessee further agrees and acknowledges that any assignment, sale or transfer by Lessor could not and shall not materially change any duty or obligation of Lessee or materially increase any burden or risk of Lessee.

     (c) Lessee further acknowledges and agrees that from and after the receipt by Lessee of written notice of an assignment from Lessor, Lessee shall comply with the directions or demands given in writing by the Secured Party or (to the extent not inconsistent with the directions or demands of the Secured Party) by the Transferee, and the Secured Party or Transferee shall have the right to exercise (either in its own name or in the name of Lessor) all rights, privileges, and remedies of Lessor provided for herein. Lessee agrees that any obligation to a Secured Party as a result of the assignment of this Lease to a Secured Party as aforesaid shall not be reduced or minimized by reason of any claim, defense, counterclaim, set-off, abatement, reduction or recoupment or other right that Lessee might otherwise have been able to assert against Lessor, any prior Assignee or any Transferee. After any assignment to a Secured Party and unless and until Lessee is otherwise notified by the Secured Party, this Lease may not be amended or modified, and no consent or waiver hereunder shall be effective, without the prior written consent of the Secured Party. Lessee agrees to execute and Lessor or any Transferee or Secured Party may record any instruments and documents relating to such assignment, mortgage or security interest desired by Lessor or any Transferee or Secured Party. Lessee shall promptly provide any such instruments and documents that are requested by Lessor or any Assignee including certificates indicating any claim, defense, counterclaim, set-off, abatement, reduction, recoupment or other right that Lessee may have against Lessor or any Assignee, the date to which Basic Rent has been paid under each Rental Schedule hereunder and that this Lease is in effect without default or amendment, or the extent of such default or amendment, as the case may be.

     21.  Recording and Filing; Expenses.  Lessee will, upon demand of Lessor,
          ------------------------------
at Lessee's cost and expense, do and perform any other act and will execute, acknowledge, deliver, file, register, record and deposit (and will re-file, re-register, re-record or re-deposit whenever required) any and all instruments required by law or requested by Lessor (or any Assignee) including, without limitation, financing statements under the Uniform Commercial Code (which, notwithstanding the intent of Lessor and Lessee that this is a true lease, Lessor shall have the right to file wherever and whenever Lessor requires), for the purpose of providing proper protection to the satisfaction of Lessor (and/or any Assignee) of Lessor's title to any Equipment (and/or of any Assignee's security interest in the Equipment) or for the purpose of carrying out the intention of this Lease. Lessee will also pay, or will upon demand reimburse Lessor for, all reasonable costs and expenses incurred by Lessor in connection with this Lease, any other Transactional Documents, and any related transactions, closings, assignments, sales and transfers to any Secured

Party or Transferee, enforcement of Lessor's rights under this Lease and the other Transactional Documents, proceedings involving Lessee or any Guarantor as a debtor under any chapter of the Bankruptcy Code, filings, the documentation of this and any related transactions, and fees and costs of attorneys for Lessor in connection therewith.

     22.  Option to Renew.  (a)  Upon the expiration of the Primary Term
          ---------------
provided for under any Rental Schedule, and provided that the financial condition of Lessee then meets the criteria of Lessor and that no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and then remains unremedied to Lessor's satisfaction, Lessee shall have the option, exercisable on at least 120 days' prior written notice to Lessor, to renew this Lease with respect to all, but not less than all (except for items that have been destroyed and for which Lessor has received payment of the greater of the Stipulated Loss Value or the Fair Market Value with respect thereto) of the Equipment then subject to such Rental Schedule, for up to two successive additional renewal terms (each a "Renewal Term") of one year at a rate of Basic Rent for each Renewal Term that would be obtained in an arm's-length transaction at the end of the Primary Term between an informed and willing prospective lessee and an informed and willing lessor, each under no compulsion to lease (said rate being herein called the "Fair Rental Rate").

     (b) If, on or before a date 60 days prior to the expiration of the Primary Term or any Renewal Term with respect to such Rental Schedule, Lessor and Lessee are unable to agree upon a determination of the Fair Rental Rate of the Equipment, Lessee shall have no obligation to renew this Lease and shall either give the notice required by the provisions of this Master Lease of intention to return such Equipment and on the condition of such Equipment or a written notice that Lessee wishes to proceed with its option. If Lessee gives such notice that it will proceed with its option, such Equipment shall be leased during the Renewal Term at the Fair Rental Rate determined in accordance with the procedure for Appraisal (as hereinafter defined).

     23.  Quiet Enjoyment.  So long as no Event of Default has occurred and is
          ---------------
continuing hereunder, Lessee shall have peaceful and quiet use and enjoyment of the Equipment during the Lease Term as against acts of Lessor or anyone claiming solely by, through or under Lessor including any Secured Party or Transferee.

     24.  Failure or Indulgence not Waiver; Additional Rights of Lessor.  (a)
          -------------------------------------------------------------
No failure to exercise, and no delay in exercising, any right, power or remedy hereunder on the part of Lessor shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, to be effective, must be in writing. A waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. Receipt by Lessor of any Basic Rent or Additional Rent with knowledge of the breach of any provision hereof shall not constitute a waiver of such breach.

     (b) Lessor shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof, to a decree compelling performance of any of the provisions hereof, and to any other remedy allowed in law or in equity.

     25.  Sublease.  Lessee shall not sublease the Equipment, relinquish
          --------------------------------------------------------------
possession of the Equipment, or assign, pledge or hypothecate this Lease or any
-------------------------------------------------------------------------------
of Lessee's rights or obligations hereunder, in whole or in part, without the
-------------------------------------------
prior written consent of Lessor. Nevertheless, any such sublease and the rents, profits and proceeds therefrom shall be the property of Lessor and, unless Lessor has consented to such sublease, Lessor within 30 days after receiving notice thereof in accordance with the provisions of this Master Lease on notices shall have the right to declare the sublease void from its purported commencement, to terminate the sublease or to accept the sublease. Any such attempted relinquishment of possession, assignment, pledge or hypothecation by Lessee without such consent shall be null and void.

     26.  Commitment Fee.  Lessee has paid Lessor a commitment fee of $13,500.00
          --------------
(the "Commitment Fee"). The Commitment Fee shall be applied by Lessor until exhausted proportionally to the last month's Basic Rent due for each Rental Schedule hereunder upon the Lease Commencement Date of the Rental Schedule in the proportion the Acquisition Cost of the Equipment leased pursuant to the Rental Schedule bears to $1,750,000.00. The portion of the Commitment Fee which is not so applied shall be non-refundable.

     27.  Lessee Purchase Option During Lease Term. If (i) no Event of Default,
          ----------------------------------------
and no event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and then remains unremedied to Lessor's satisfaction, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor, as hereinafter provided, to purchase, after 24 full calendar months shall have passed from the last Lease Commencement Date to have occurred under any Rental Schedule then outstanding, all but not less than all the Equipment under all Rental Schedules of this Master Lease for the Stipulated Loss Value of the Equipment on the date of purchase, as determined by the provisions of each Rental Schedule for the Equipment subject thereto, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). Lessor's sale of any item of the Equipment shall be on an "as-is", "where-is" basis, without any representation or warranty by or recourse to Lessor, as provided by the provisions of this Master Lease on disclaimer of warranties. If Lessee intends to exercise said purchase option in regard to the Equipment, Lessee shall give written notice to Lessor to such effect specifying the date of purchase at least 30 days prior to the date of purchase. If Lessee gives such written notice, Lessee shall be obligated to buy, and Lessor shall be obligated to sell, all of the Equipment on the terms herein provided. The purchase price shall be payable in immediately available funds on the date of purchase.

28.   Purchase and Sale Options of Lessor and Lessee.  (a)  If (i) no Event of
      ----------------------------------------------
Default, and no event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and then remains unremedied to Lessor's satisfaction, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon written notice to Lessor, as hereinafter provided, to purchase all, but not less than all, items of the Equipment then subject to a Rental Schedule, at the expiration of the Primary Term for such items of the Equipment or, as the case may be, at the expiration of any Renewal Term for such items of the Equipment, for an amount, with respect to each such item of the Equipment, payable in immediately available funds, equal to five percent (5%) of its Acquisition Cost, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). Lessor's sale of any item of the Equipment shall be on an "as-is", "where-is" basis, without any representation or warranty by or recourse to Lessor, as provided by the provisions of this Master Lease on disclaimer of warranties, and shall be subject to such additional terms and conditions as may be specified in the Rental Schedule. If Lessee intends to exercise said purchase option, Lessee shall give written notice to Lessor to such effect at least 30 days prior to the earliest expiration of the Primary Term of the item(s) of the Equipment subject to the particular Rental Schedule with respect to which Lessee intends to exercise its purchase option, or, if a Renewal Term is then in effect, at least 30 days prior to the earliest expiration of the then current Renewal Term of the item(s) of the Equipment subject to the particular Rental Schedule with respect to which Lessee intends to exercise its purchase option. If Lessee fails to give such written notice to Lessor as aforesaid, it shall be conclusively presumed that Lessee has elected not to exercise such purchase option. If Lessee gives such written notice, Lessee shall be obligated to buy, and Lessor shall be obligated to sell, such Equipment on the terms herein provided.

     (b) Lessor shall be entitled, at its option, upon written notice to Lessee, as hereinafter provided, to sell all, but not less than all, items of the Equipment then subject to a Rental Schedule, at the expiration of the Primary Term for such items of the Equipment or, as the case may be, at the expiration of any Renewal Term for such items of the Equipment, for an amount, with respect to each such item of the Equipment, payable in immediately available funds, equal to five percent (5%) of its Acquisition Cost, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). Lessor's sale of any item of
                                                  -------------
the Equipment shall be on an "as-is", "where-is" basis, without any
              -----------------------------------------------------
representation or warranty by or recourse to Lessor, as provided by the
--------------------------
provisions of this Master Lease on disclaimer of warranties, and shall be subject to such additional terms and conditions as may be specified in the Rental Schedule. If Lessor intends to exercise said sale option, Lessor shall give written notice to Lessee to such effect at least 30 days prior to the earliest expiration of the Primary Term of the item(s) of the Equipment subject to the particular Rental Schedule with respect to which Lessor intends to exercise its sale option, or, if a Renewal Term is then in effect, at least 30 days prior to the earliest expiration of the then current Renewal Term of the item(s) of the Equipment subject to the particular Rental Schedule with respect to which Lessor intends to exercise its sale option. If Lessor fails to give such written notice to Lessee as aforesaid, it shall be conclusively presumed that Lessor has elected not to exercise such sale option. If Lessor gives such written notice, Lessee shall be obligated to buy, and Lessor shall be obligated to sell, such Equipment on the terms herein provided.

     (c) Notwithstanding any election by Lessee to purchase or Lessor to sell, the provisions of this Lease shall continue in full force and effect until the transfer of ownership of such equipment upon the date of purchase and sale by the delivery of a Bill of Sale by Lessor.

     29.  Notices.  Any notice or other communication required or permitted to
          -------
be given by either party hereto to the other party shall be deemed to have been given upon its receipt, in writing, by the receiving party at its address set forth below, or at such other address as the receiving party shall have furnished to the other party by notice pursuant to this Section.

          If to Lessee:                 Power Integrations, Inc.
                                        477 North Mathilda Avenue
                                        Sunnyvale, CA 94086

          If to Lessor:                 FINOVA Technology Finance, Inc.
                                        10 Waterside Drive
                                        Farmington, CT 06032-3065

     30.  Entire Agreement; Severability; Amendment or Cancellation of Lease.
          ------------------------------------------------------------------
This Lease constitutes the complete and exclusive statement of the terms of the agreement between the parties with respect to the leasing of the Equipment and any sale of the Equipment by Lessor to Lessee, except that the commitment letter of Lessor to Lessee dated January 29, 1997, accepted by Lessee February 5, 1997, covers the commitment of Lessor to enter into Rental Schedules under this Master Lease. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. LESSEE ACKNOWLEDGES RECEIPT OF A COPY OF THIS MASTER LEASE. Lessor and Lessee agree that neither this Lease nor Lessee's acceptance or
--------------------------------------------------------------------------
deemed acceptance of any or all of the Equipment may be canceled, waived,
------------------------------------------------------------------------
altered, amended, repudiated, terminated, rescinded, revoked or modified, except
--------------------------------------------------------------------------------
by a writing signed by Lessee and a duly authorized representative of Lessor
----------------------------------------------------------------------------

                                                POWER INTEGRATIONS,INC.


                                                --------------------------------
                                                Signature of Lessee

     31.  Waiver of Jury.  Lessor and Lessee waive any right and all right to
          -------------------------------------------------------------------
trial by jury in any action or proceeding relating in any way to this Lease.
---------------------------------------------------------------------------

     32.  Restriction of Limitation Periods and Damages.  Any action for breach
          ---------------------------------------------------------------------
of warranty or in respect of or relating to the Equipment or this Lease that may
--------------------------------------------------------------------------------
be brought by Lessee against Lessor or any Assignee must be commenced within one
--------------------------------------------------------------------------------
year after the cause of action accrues.  Lessee shall not make any claim in
---------------------------------------------------------------------------
respect of or relating to the Equipment or this Lease against Lessor or any
---------------------------------------------------------------------------
Assignee for special consequential or punitive damages.
------------------------------------------------------

     33.  Governing Law; Consent to Jurisdiction and Service.  This Lease shall
          ---------------------------------------------------------------------
be governed by and construed in accordance with the laws of the State of
------------------------------------------------------------------------
Connecticut (other than the conflicts of laws provisions).  Lessee agrees that
------------------------------------------------------------------------------
any legal action or proceeding against Lessee in respect of or relating to this
-------------------------------------------------------------------------------
Lease or the Equipment may be brought in any state or federal court sitting in
------------------------------------------------------------------------------
the city of Hartford in the State of Connecticut.  Lessee hereby irrevocably
----------------------------------------------------------------------------
consents and submits to the nonexclusive personal jurisdiction of said courts
-----------------------------------------------------------------------------
and irrevocably agrees that all claims in any such action or proceeding may be
------------------------------------------------------------------------------
heard and determined in and enforced by any such court.  Lessee irrevocably
---------------------------------------------------------------------------
consents to the service of summons, notice, or other process relating to any
----------------------------------------------------------------------------
such action or proceeding by delivery thereof to it by hand or by mail in the
-----------------------------------------------------------------------------
manner set forth in the provisions of this Master Lease on notices.
------------------------------------------------------------------

     34.  Lessor's Right to Perform for Lessee.  If Lessee fails to duly and
          ------------------------------------
promptly perform any of its obligations under this Lease or fails to comply with any of the covenants or agreements contained herein, Lessor may itself perform such obligations or comply with such covenants or agreements, for the account of Lessee, without thereby waiving any default, and any amount paid or expense (including, without limitation, attorney's fees) reasonably incurred by Lessor in connection with such performance or compliance shall, together with interest thereon at the Default Interest Rate, be payable by Lessee to Lessor on demand.

     35.  Agreement for Lease Only.  Lessor and Lessee agree that this Lease is
          ------------------------
and is intended to be a true lease (and not a lease in the nature of a security interest) and further agree to treat this Lease as a true lease for all purposes, including, without limitation, tax purposes.

     36.  Binding Effect.  This Lease shall inure to the benefit of and be
          --------------
binding upon the parties hereto and their respective permitted successors and assigns.

     37.  General.  The captions in this Master Lease and each Rental Schedule
          -------
are for convenience of reference only. There shall be only one original executed copy of this Master Lease and of each Rental Schedule. This Master Lease is and each Rental Schedule shall be executed in the State of Connecticut by Lessor's having countersigned the same in the State of Connecticut, and are to be and shall be performed in the State of Connecticut by reason of the requirements therein for payment by Lessee to Lessor to be made in the State of Connecticut.

     38.  Definitions.  The following terms, not elsewhere defined, shall have
          -----------
the following meanings for all purposes hereof:

     "Acquisition Cost" of any item of the Equipment shall mean an amount equal to the sum of (i) the purchase price of such item of the Equipment paid by Lessor pursuant to the purchase order for such item of the Equipment assigned to or given by Lessor, plus (ii) any excise, sales or use tax, freight, installation, set-up and other costs that are paid by Lessor on or with respect to such item of the Equipment on or about the time of Lessor's purchase of the Equipment or the Lease Commencement Date and that Lessor does not request Lessee to directly reimburse to Lessor.

     "Appraisal" shall mean the following procedure whereby recognized independent qualified equipment appraisers shall mutually agree upon the amount in question. The party seeking Appraisal shall deliver a written notice to that effect to the other party appointing its appraiser, and within 15 days after receipt of such notice, the other party shall, by written notice, appoint its appraiser. If within 15 days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third appraiser shall be chosen within five days thereafter by mutual agreement of the first two appraisers, or if the first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association. The appraisal of the third appraiser shall be given within a period of ten days after the selection of the third appraiser. The average of the three appraisals arrived at by the three appraisers shall be binding and conclusive on Lessor and Lessee. Lessor and Lessee each shall pay the fees of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser, if any, and those of the American Arbitration Association, if applicable.

     "Certificate of Inspection and Acceptance" shall mean a certificate in the form designated by Lessor whereby Lessee evidences its acceptance of one or more items of the Equipment for lease hereunder.

     "Fair Market Value" shall mean, with respect to the Equipment in question, the amount which would be paid for that Equipment in an arm's-length sale transaction between an informed and willing buyer (not a used equipment or scrap dealer) who wants the Equipment to be as described in the next following sentence and is under no compulsion to buy, and an informed and willing seller under no compulsion to sell. In determining the Fair Market Value, it shall be assumed (whether or not the same be true) that the Equipment is fully operational, installed and in economically productive service and that all maintenance and repairs including upgrades, replacements and other services required by this Lease have been performed and that the Equipment is in such condition to comply fully with the requirements of this Lease, including provisions of this Master Lease governing the return of Equipment. The costs of removal from the location of current use and installation at another location for use shall not be a deduction in determining the Fair Market Value.

     "Guarantor" shall mean a guarantor of any or all of the obligations of Lessee pursuant to this Lease.

     "Guaranty" shall mean a writing containing a guaranty of any or all of the obligations of Lessee pursuant to this Lease.

     "Lease Commencement Date" with respect to an item of Equipment shall mean the date of commencement of the Lease Term of the item as provided by the applicable Rental Schedule.

     "Lease Term" with respect to an item of the Equipment shall mean the Primary Term plus any and all Renewal Terms plus any period during which Lessee retains the Equipment on a month-to-month basis pursuant to provisions of this Master Lease governing the return of the Equipment. The Lease Term shall include the Lease Commencement Date and the date on which the Lease Term ends.

     "Manufacturer" shall mean the Person that manufactures the item of the Equipment in question.

     "Master Lease" shall mean this Master Equipment Lease Agreement.

     "Permitted Liens" shall mean:

     (a) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over the
                                   --------
          interests of Lessor;

     (b) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is
                                          --------
          not yet required and such claims or demands do not arise from acts or requests of Lessee prohibited by this Lease; and

     (c) liens arising from judgments, decrees or attachments in circumstances not constituting immediately or with either or both the passage of time or the giving of notice an Event of Default hereunder.

     "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an estate, any incorporated organization or similar association, a government or political subdivision, or any other entity.

     "Rental Schedule" shall mean each schedule, executed by Lessor and Lessee pursuant to this Master Lease, providing for a description of some or all of the Equipment to be leased hereunder, the place or places where such Equipment shall be located, its Acquisition Cost, the Basic Rent payable by Lessee with respect thereto, the Primary Term thereof, the Lease Commencement Date with respect thereto, and such other matters as Lessor and Lessee may agree upon.

     "Stipulated Loss Value" shall mean the amounts specified in the Table of Stipulated Loss Values applicable to the items of the Equipment subject to a Rental Schedule, as provided by the Schedule B attached to the Rental Schedule. Except as otherwise provided in a writing signed by Lessor and Lessee, the Stipulated Loss Value immediately prior to the end of the Primary Term for any items of the Equipment shall be the Stipulated Loss Value throughout any Renewal Term(s) for such items, and thereafter until such items are returned to Lessor pursuant to the provisions of this Lease or purchased by Lessee pursuant to any then applicable purchase option provisions of this Lease.



     IN WITNESS WHEREOF, the duly authorized representatives of Lessor and Lessee have executed this Master Lease as of the date first above written.

LESSOR:                                         LESSEE:
FINOVA TECHNOLOGY                               POWER INTEGRATIONS, INC.
FINANCE, INC.

By:                                             By:
   -------------------------------                 ----------------------------

Title:                                          Title:
      ----------------------------                    -------------------------


                                                ATTEST:
                                                By:
                                                   ----------------------------

                                                Title:
                                                      -------------------------